Five Oaks Investment Corp. Announces Third Quarter 2013 Monthly Dividend Rate of $0.16 Per Share for July, August and September

NEW YORK, June 17, 2013 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) today announced that its board of directors has declared monthly cash dividend rates for the third quarter of 2013 of $0.16 per share of common stock for the months of July, August and September.

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Third Quarter 2013 Dividends

Month	Dividend	Record Date	Payment Date

July 2013	$0.16	July 15, 2013	July 30, 2013

August 2013	$0.16	August 15, 2013	August 29, 2013

September 2013	$0.16	September 16, 2013	September 27, 2013

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused on investing in, financing and managing a portfolio of residential mortgage-backed securities ("RMBS"), residential mortgage loans and other mortgage related investments.
As a "hybrid" REIT, Five Oaks Investment Corp. invests in both Agency and Non-Agency RMBS and related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation, via an investment approach centered on taking advantage of relative value opportunities available across the whole residential mortgage market.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 641 Lexington Avenue, Suite 1432, New York, NY 10022, Attention: Investor Relations.

CONTACT: Investor Contact: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 328 9521